CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 033-28551 on Form N-6 and Amendment No. 126 to Registration Statement No. 811-04613 on Form N-6 of our report dated March 25, 2025, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the N-VPFS filed with the SEC by the Company on April 18, 2025. We also consent to the reference to us under the heading "Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 23, 2025